EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
FOR IMMEDIATE RELEASE
Media Contacts:
Leah M. Gerstner, Leah.M.Gerstner@aexp.com, +1.212.640.3174
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Kerri S. Bernstein, Kerri.S.Bernstein@aexp.com, +1.212.640.5574
Michelle A. Scianni, Michelle.A.Scianni@aexp.com, +1.212.640.5574

AMERICAN EXPRESS SECOND-QUARTER REVENUE INCREASES 31% TO $13.4 BILLION
RECORD CARD MEMBER SPENDING DRIVEN BY ROBUST TRAVEL AND ENTERTAINMENT REBOUND
EXCELLENT CREDIT PERFORMANCE REFLECTS STRENGTH OF PREMIUM CUSTOMER BASE
SECOND-QUARTER EARNINGS PER SHARE WAS $2.57
($ in millions, except per share amounts, and where indicated)

	Quarters Ended June 30,		Percentage Inc/(Dec)	Six Months Ended June 30,		Percentage Inc/(Dec)
	2022	2021		2022	2021
Total Network Volumes (Billions)	$394.8	$316.1	25	$745.1	$585.4	27
Total Revenues Net of Interest Expense	$13,395	$10,243	31	$25,130	$19,307	30
Total Provisions for Credit Losses	$410	$(606)	#	$377	$(1,281)	#
Net Income	$1,964	$2,280	(14)	$4,063	$4,515	(10)
Diluted Earnings Per Common Share [1]	$2.57	$2.80	(8)	$5.30	$5.54	(4)
Average Diluted Common Shares Outstanding	753	802	(6)	756	803	(6)

# - Denotes a variance of 100 percent or more.
New York – July 22, 2022 – American Express Company (NYSE: AXP) today reported second-quarter net income of $2.0 billion, or $2.57 per share, compared with net income of $2.3 billion, or $2.80 per share, a year ago.
“We had an outstanding second quarter, with record levels of revenue and Card Member spending, reflecting the strength of our global customer base and continued momentum across our business,” said Stephen J. Squeri, Chairman and Chief Executive Officer.
“Card Member spending was up 30 percent from a year earlier on an FX-adjusted basis, driven by the robust rebound in global Travel and Entertainment spending, which surpassed pre-pandemic levels for the first time in April and was led by strong growth in consumer and SME spending and a significant uptick in corporate travel. Goods and Services spending, which is the largest category of spending on our network, continued its strong growth in the quarter, and spending by Millennial and Gen Z Card Members increased 48 percent on an FX-adjusted basis over last year.
“We added 3.2 million new proprietary cards in the quarter, driven by continued strong demand for our premium products. Acquisitions of our U.S. Consumer Platinum, Gold and Delta co-brand Cards each reached all-time highs in the quarter, and we have maintained high levels of customer retention. Our credit performance remains exceptional, with delinquencies and write-offs near historical lows.
“We have been able to deliver exceptional results while navigating a complex macroeconomic environment because of a number of factors, including the scale and strength of our global customer base, the decisions we made through the pandemic and recovery to support our customers and seize on growth opportunities, and our continued focus on enhancing our value propositions and bringing new customers into the franchise. As we look ahead, we remain confident in our ability to successfully execute against our long-term growth plan aspirations.”
Second-quarter consolidated total revenues net of interest expense were $13.4 billion, up 31 percent from $10.2 billion a year ago. The increase primarily reflected growth in Card Member spending compared to the prior year.
Consolidated provisions for credit losses were $410 million, compared with a benefit of $606 million a year ago. The change primarily reflected a small net reserve build in the current quarter compared with a $866 million reserve release a year ago. Credit metrics remained near historic lows in the current quarter.
Consolidated expenses were $10.4 billion, up 32 percent from $7.9 billion a year ago. Customer engagement costs increased, primarily driven by a 25 percent increase in network volumes and higher usage of travel-related benefits. Operating expenses also increased, reflecting net gains on Amex Ventures investments in the prior year and increased compensation costs.
The consolidated effective tax rate was 22.8 percent, up from 22.4 percent a year ago.
Based on performance to date, the company is raising its full-year revenue growth guidance from a range of 18% to 20% to a range of 23% to 25%; the company is maintaining its full-year EPS guidance range of $9.25 to $9.65.
Global Consumer Services Group reported second-quarter pretax income of $1.4 billion, compared with $1.9 billion a year ago.
Total revenues net of interest expense were $7.8 billion, up 29 percent from $6.0 billion a year ago. The increase primarily reflected growth in Card Member spending compared to the prior year.
Provisions for credit losses were $275 million, compared with a benefit of $343 million a year ago. The change primarily reflected a small net reserve build in the current quarter compared with a reserve release of $579 million a year ago.
Total expenses were $6.1 billion, up 35 percent from $4.5 billion a year ago, reflecting higher customer engagement costs primarily driven by increased network volumes and higher usage of travel-related benefits. Operating expenses were also higher as a result of increased compensation, technology and servicing-related costs.
Global Commercial Services reported second-quarter pretax income of $817 million, compared with $835 million a year ago.
Total revenues net of interest expense were $4.0 billion, up 30 percent from $3.0 billion a year ago. The increase primarily reflected growth in Card Member spending compared to the prior year.
Provisions for credit losses were $131 million, compared with a benefit of $236 million a year ago. The change primarily reflected a small reserve build in the current quarter compared with a reserve release a year ago.
Total expenses were $3.0 billion, up 24 percent from $2.4 billion a year ago, reflecting higher customer engagement costs primarily driven by increased network volumes. Operating expenses were also higher primarily as a result of increased compensation, technology and servicing-related costs.
Global Merchant and Network Services reported second-quarter pretax income of $815 million, compared with $527 million a year ago.
Total revenues net of interest expense were $1.6 billion, up 32 percent from $1.2 billion a year ago, primarily reflecting an increase in network volumes compared to the prior year.

Total expenses were $800 million, up 10 percent from $728 million a year ago, primarily reflecting a release of reserves in the prior year for merchant exposure associated with Card Member travel-related purchases earlier in the COVID-19 pandemic.
Corporate and Other reported a second-quarter pretax loss of $493 million, compared with a pretax loss of $306 million a year ago. The decline was primarily driven by net gains on Amex Ventures investments in the prior year.
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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: personal cards, business cards, travel services, gift cards, prepaid cards, merchant services, Accertify, Kabbage, Resy, corporate card, business travel, diversity and inclusion, corporate responsibility and Environmental, Social, and Governance reports.

Source: American Express Company
Location: Global
This earnings release should be read in conjunction with the company’s statistical tables for the second quarter 2022, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss second-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2022, expectations for 2023 and aspirations for 2024 and beyond, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to achieve its 2022 earnings per common share (EPS) outlook, grow earnings in the future and execute on its growth plan, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, customers, colleagues, technology and coverage), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: macroeconomic conditions, such as recession risks, effects of inflation, labor shortages, supply chain issues, higher interest rates and the continued effects of the pandemic; Russia’s invasion of Ukraine and related geopolitical impacts; issues impacting brand perceptions and the company’s reputation; the impact of any future contingencies, including, but not limited to, restructurings, investment gains or losses, impairments, changes in reserves, legal costs and settlements, the imposition of fines or civil money penalties and increases in Card Member remediation; impacts related to new or renegotiated cobrand and other partner agreements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2022 revenue growth outlook, its revenue growth expectations for 2023 and its revenue growth aspirations for 2024 and beyond, which could be impacted by, among other things, the factors identified above and in the subsequent paragraphs as well as the following: a deterioration in macroeconomic conditions; consumer and business spending volumes, including demand in T&E categories, not growing in line with expectations; an inability to address competitive pressures, invest with a longer-term view and implement strategies and business initiatives, including within the premium consumer space, commercial payments, the global merchant network and digital environment; uncertainty regarding the continued spread of COVID-19 (including new variants) and the availability, distribution and use of effective treatments and vaccines; prolonged measures to contain the spread of COVID-19 (including travel restrictions), concern of the possible imposition of further containment measures and health concerns associated with the pandemic continuing to affect customer behaviors and travel patterns and demand, any of which could further exacerbate the effects on economic activity and travel-related revenues; and merchant discount rates changing by a greater or lesser amount than expected;
•net card fees not performing consistently with expectations, which could be impacted by, among other things, a deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; the pace of Card Member acquisition activity; and the company’s inability to address competitive pressures, develop attractive value propositions and implement its strategy of refreshing card products and enhancing benefits and services;
•net interest income and the growth rate of loans outstanding being higher or lower than expectations, which could be impacted by, among other things, the behavior of Card Members and their actual spending, borrowing and paydown patterns; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in benchmark interest rates; changes in capital and credit market conditions and the availability and cost of capital; credit actions, including line size and other adjustments to credit availability; the yield on Card Member loans not remaining consistent with current expectations; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, and attract new, and retain existing, customers;
•future credit performance, the level of future delinquency and write-off rates and the amount and timing of future reserve builds and releases, which will depend in part on changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the ability and willingness of Card Members to pay amounts owed to the company, particularly as forbearance and government support programs end; the enrollment in, and effectiveness of, financial relief programs and the performance of accounts as they exit from such programs; collections capabilities and recoveries of previously written-off loans and receivables; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;
•the actual amount the company spends on marketing in 2022 and beyond, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; the effectiveness of management’s investment optimization process, management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; the company’s ability to balance expense control and investments in the business; and management’s ability to drive increases in revenues and realize efficiencies and optimize investment spending;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns

(including the level of spend in bonus categories), the redemption of rewards and offers (including travel redemptions) and usage of travel-related benefits; the costs related to reward point redemptions; inflation; further enhancements to product benefits to make them attractive to Card Members and prospective customers, potentially in a manner that is not cost effective; new and renegotiated contractual obligations with business partners; and the pace and cost of the expansion of the company’s global lounge collection;
•the company’s ability to control operating expenses and the actual amount spent on operating expenses in 2022 and beyond, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent; a persistent inflationary environment; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions and the willingness of Card Members to self-service and address issues through digital channels; the company’s ability to increase automation more generally and leverage and grow its scale; restructuring activity; supply chain issues; fraud costs; information security or compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; the level of M&A activity and related expenses; information or cyber security incidents; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; the performance of Amex Ventures investments; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs;
•the company’s tax rate not remaining consistent with current levels, which could be impacted by, among other things, changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes affecting the company’s plans regarding the return of capital to shareholders, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new guidance from the Federal Reserve; results of operations and financial condition; credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the desirability of the company’s premium card products, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt the company’s operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU; exert further pressure on the average discount rate and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and
•factors beyond the company’s control such as a further escalation of the military conflict between Russia and Ukraine, future waves of COVID-19 cases, the severity and contagiousness of new variants, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the company’s other reports filed with the Securities and Exchange Commission.

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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $15 million and $16 million for the three months ended June 30, 2022 and 2021, respectively, and $31 million for both the six months ended June 30, 2022 and 2021, and (ii) dividends on preferred shares of $15 million for both the three months ended June 30, 2022 and 2021, and $29 million for both the six months ended June 30, 2022 and 2021.
As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Customer engagement costs represent the aggregate of Card Member rewards, business development, Card Member services, and marketing expenses.
•FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2022 apply to the period against which such results are being compared).
•Network volumes represent the total of billed business and processed volumes.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.
•SME refers to small and mid-sized businesses with less than $300 million in annual revenues.